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Exhibit 99.1

Total eMed, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2000	December 31, 1999
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,637	$3,150
Short-term investments	9,986	12,852
Accounts receivable, net of allowance for doubtful accounts of $302 as of March 31, 2000 and $265 as of December 31, 1999	1,527	1,312
Interest and other receivables	286	303
Other current assets	41	88

Total current assets	13,477	17,705

PROPERTY AND EQUIPMENT, net	4,786	4,201
OTHER NONCURRENT ASSETS:
Intangible assets	1,863	1,934
Deposits	43	42

Total other noncurrent assets	1,906	1,976

Total assets	$20,169	$23,882

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$424	$844
Accrued payroll and related liabilities	762	814
Accrued sales taxes	250	250
Current portion of capital lease obligations	5	5
Other current liabilities	120	83

Total current liabilities	1,561	1,996

LONG-TERM LIABILITIES:
Long-term portion of capital lease obligation	16	17

Total liabilities	1,577	2,013

COMMITMENTS AND CONTINGENCIES
REDEEMABLE SERIES A CONVERTIBLE PREFERRED STOCK, $0.001 par value, 435,200 shares authorized, issued and outstanding (redemption value of $12,349,525 including accrued dividends at January 1, 2003)	6,362	5,817

STOCKHOLDERS' EQUITY:
Common stock, $0.0002 par value, 20,000,000 shares authorized, 2,747,790 shares issued and outstanding at March 31, 2000, 50,000 shares subscribed at March 31, 2000	1	1
Series B preferred stock, $0.001 par value, 14,000 shares authorized, issued and outstanding at March 31, 2000	13,772	13,772
Series C preferred stock, $0.001 par value, 12,000 shares authorized, issued and outstanding at March 31, 2000	11,772	11,772
Additional paid-in capital	260	260
Stock receivables	—	(259)
Accumulated deficit	(13,575)	(9,494)

Total stockholders' equity	12,230	16,052

Total liabilities, redeemable preferred stock and stockholders' equity	$20,169	$23,882

See accompanying notes to consolidated financial statements.

Total eMed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

for the three months ended March 31, 2000 and 1999

(in thousands)

	March 31, 2000	March 31 1999
	(unaudited)	(unaudited)
REVENUES	2,101	409
OPERATING EXPENSES:
Cost of revenues	3,318	657
Selling, general and administrative	2,020	400
Depreciation and amortization	460	67

Total operating expenses	5,798	1,124

Operating loss	(3,697)	(715)
OTHER INCOME (EXPENSE):
Interest income	139	5
Other, net	22	—

Total other income (expense)	161	5
NET LOSS	(3,536)	(710)
PREFERRED STOCK ACCRETION	(545)	—

NET LOSS APPLICABLE TO COMMON STOCK	(4,081)	(710)

See accompanying notes to consolidated financial statements.

Total eMed, Inc. and Subsidiaries

Consensed Consolidated Statements of Cash Flows

for the three months ended March 31, 2000 and 1999

(in thousands)

	March 31, 2000	March 31, 1999
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,536)	$(710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	460	67
Loss (gain) on disposal of property and equipment	(22)	—
Changes in operating assets and liabilities, excluding effects of acquisitions
Accounts receivable	(215)	(197)
Interest and other receivables	17	(8)
Other current assets	47	17
Other noncurrent assets	(1)	—
Accounts payable	(420)	124
Accrued payroll and related liabilities	(52)	180
Other current liabilities	37	478

Net cash used in operating activities	(3,685)	(49)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(952)	(758)
Acquisition of assets, net of cash	—	(800)
Short-term investments, net	2,865	—

Net cash used in investing activities	1,913	(1,558)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock	—	25,545
Proceeds from stock receivables	260	—
Payment on capital lease obligations	(1)	(1)

Net cash provided by financing activities	259	25,544
NET CHANGE IN CASH	(1,513)	23,937
CASH, at beginning of period	3,150	1,826
CASH, at end of period	1,637	25,763

SUPPLEMENTAL NON-CASH INFORMATION
Assets acquired in acquisitions through assumption of liabilities	—	$10

See accompanying notes to consolidated financial statements.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data) (unaudited)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Total eMed, Inc. (the "Company") is a Delaware corporation formed on December 31, 1999. The Company is the accounting successor to Network Health Services, Inc., which was formed and began operations on March 4, 1998. The Company was formed as part of a corporate reorganization in which all stockholders of Network Health Services, Inc. exchanged all of their shares of Network Health Services, Inc. for all of the shares of the Company. The Company is a medical records solution company, which provides medical record transcription and related services to healthcare providers practicing in outpatient settings. The Company receives medical dictation in digital format from subscribing physicians, transcribes the dictation into text format, stores specific data elements from the records, then transmits the completed medical record to the originating physician in the prescribed format. As of December 31, 1999, the Company employed medical transcriptionists located in 35 states and provides transcription services to numerous outpatient clinics located in eight states. The market for the Company's services, which incorporate telecommunications technology, is characterized by risk and uncertainty as a result of emerging competition, rapidly evolving technology and concentration primarily in the outpatient healthcare industry. Consequently, the Company is exposed to both technological risks and concentration risk related to the Company's ability to collect the amounts due from customers as a result of economic fluctuations in the general economy and the outpatient healthcare industry.

BASIS OF PRESENTATION

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted under the Securities and Exchange Commission's rules and regulations. The unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the Company's audited Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of Total eMed, Inc. and its wholly-owned subsidiaries: Total eMed of Tennessee, Inc., Total eMed Financing Co., Inc. and Total eMed Leasing Co., LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

(2) INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization, consists of the following:

	March 31, 2000	December 31, 1999
Goodwill	$995	$1,006
Client lists	353	330
Workforce lists	325	386
Non-compete agreements	190	212

	$1,863	$1,934

(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

	March 31, 2000	December 31, 1999
Leased equipment	$28	$28
Leasehold improvements	36	33
Furniture and equipment	383	361
Computer equipment and software	5,531	4,570

Less: accumulated depreciation and amortization	(1,192)	(791)

Net property and equipment	$4,786	$4,201

(4) SUBSEQUENT EVENTS

    On April 4, 2000, MedQuist Transcriptions, LTD. filed a suit in the Delaware Court of Chancery, MEDQUIST TRANSCRIPTIONS, LTD. V. JOHN H. DAYANI, TOTAL EMED, INC. AND MEDICALOGIC, INC. against Dr. John H. Dayani, Total eMed, Inc. and MedicaLogic, Inc. MedQuist alleging that Total eMed misappropriated its trade secrets through Dr. Dayani, the founder of Total eMed and a former director and employee of MedQuist. This suit was related to other litigation between MedQuist and Dr. Dayani.

    MedQuist sought to enjoin Total eMed and MedicaLogic from taking any action to consummate the MedicaLogic/Total eMed merger, and sought to enjoin MedicaLogic and Total eMed from aiding and abetting Dr. Dayani's alleged breach of his fiduciary duties and the further dissemination or misappropriation of MedQuist's trade secrets. On April 18, 2000, the court denied Medquist's motion for expedited consideration of its request for a preliminary injunction, and on May 2, 2000 this suit was voluntarily dismissed without prejudice.

    In May 2000, MedicaLogic, Inc. completed its acquisition of the Company, issuing approximately 7,450,000 shares of Medicalogic, Inc. common stock and assuming appoximately 550,000 options in a transaction valued at approximately $343.8 million.

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  Exhibit 99.1
Total eMed, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share data)
Total eMed, Inc. and Subsidiaries Condensed Consolidated Statements of Operations for the three months ended March 31, 2000 and 1999 (in thousands)
Total eMed, Inc. and Subsidiaries Consensed Consolidated Statements of Cash Flows for the three months ended March 31, 2000 and 1999 (in thousands)
Notes to Condensed Consolidated Financial Statements (in thousands, except share and per share data) (unaudited)